EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT

          This EMPLOYMENT AGREEMENT ("Agreement") is entered into as of this 1st day of October 2001, by and among GlobeSpan, Inc., a Delaware corporation (the Company"), and Charles W. A. Cotton (the "Executive").

          WHEREAS, the Executive is currently employed as Chief Executive Officer of the Virata Corporation ("Virata");

          WHEREAS, pursuant to that Merger Agreement among the Company, Wine Acquisition Corp. and Virata (the "Merger Agreement"), Virata will be merged into a subsidiary of the Company and will survive as a wholly owned subsidiary of the Company (the "Merger");

          WHEREAS, the parties hereto wish to enter into the arrangements set forth herein with respect to the terms and conditions of the Executive's employment with the Company from and after the date of the consummation of the Merger; and

          WHEREAS, this Agreement sets out the terms which will apply both during the Employment Period as defined below and when the Executive becomes the Non-Executive Chairman of the Board ("Non-Executive Chairman"). However the parties hereto agree that they will, at the Executive's request, enter into a separate non-executive director's agreement reflecting the terms of his non-executive chairmanship as set out below and will then sever those terms from this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

          1. EMPLOYMENT AGREEMENT. On the terms and conditions set forth in this Agreement, the Company agrees to employ the Executive and the Executive agrees to be employed by the Company for the Employment Period set forth in
Section 2 hereof and in the position and with the duties set forth in Section 3 hereof. Terms used herein with initial capitalization are defined in Section 22 below. This Agreement shall be effective as of the Effective Time of the Merger (as defined in the Merger Agreement), and, at the Effective Time, shall replace and supersede any employment agreement between the Executive and the Company or one of its Affiliates or predecessors (the "Current Agreement"). This Agreement shall be of no effect unless, and until, the Merger is consummated.

          2. TERM. Unless earlier terminated pursuant to Section 8, the term of the Executive's employment hereunder shall commence on the day in which the Effective Time of the Merger occurs (the "Effective Date") and shall conclude on the first anniversary of the Effective Date (the "Employment Period").

          3. POSITION AND DUTIES. The Executive shall serve as Executive Chairman of the Board during the one-year period immediately following the Effective Date. After the expiration of such one-year period, the Executive shall serve as the Non-Executive Chairman for a further 12 months or for such longer period as may be agreed between the Executive and the


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a further 12 months or for such longer period as may be agreed between the
Executive and the Company but subject always to the Company's Articles of Association and any relevant provisions of law. The Executive shall render executive, policy and other management services to the Company as reasonably determined by the Board having regard to the Executive's status and position within the Company. The Executive shall devote the Executive's reasonable best efforts and, only during the period while the Executive serves as Executive Chairman of the Board, substantially full business time to the performance of the Executive's duties hereunder and the advancement of the business and affairs of the Company during the Employment Period (save that the Executive may devote time to managing his personal investments and to charitable and community activities, and, with the consent of the Board, take up other offices and positions during the Employment Period).

          4. PLACE OF PERFORMANCE. During the Employment Period, the Executive's primary place of employment and work location shall be Cambridge, England, except for reasonable travel on Company business and as otherwise consented to by the Executive.

          5.    COMPENSATION.

          (a) BASE SALARY. During the period when the Executive serves as the Executive Chairman of the Board, the Company shall pay to the Executive an annual base salary (the "Base Salary"), which initially shall be at the rate of $200,000 per year. The Executive's Base Salary shall not be changed during the period when the Executive serves as Executive Chairman of the Board. The Base Salary shall be payable no less frequently than monthly in arrears to such bank account as may be designated by the Executive. In addition all options to purchase stock of Virata and shares of restricted stock of Virata granted to the Executive prior to the Merger will be treated in accordance with the Merger Agreement. When the Executive takes up his office as Non-Executive Chairman following the expiry of the Employment Period, his remuneration will be the then sterling equivalent of the remuneration paid to other non-executive directors of the Company; provided that it is recognized by the Company that the Executive shall have a special role, and the Company shall recommend to the compensation committee of the Board appropriate additional compensation commensurate with such service. In addition, all options to purchase Company stock and shares of restricted Company stock granted to the Executive, whether pursuant to the Merger Agreement or otherwise, shall continue to vest during the period of his continued service to the Company, whether as Executive Chairman of the Board, Non-Executive Chairman or member of the Board as if the Executive remained an employee of the Company during such period. Any options that have been granted prior to the Effective Date and those options granted during the Employment Period shall continue to be exercisable until three years after the termination of the Employment Period for any reason other than voluntary termination of the Executive's employment without good reason. Any options granted to the Executive at a time when the Executive services as Non-Executive Chairman shall vest and be exercisable in accordance with the Company's non-employee director stock option plan.

          (b) BONUS. During the period when the Executive serves as the Executive Chairman of the Board, the Executive shall be eligible to earn an annual performance bonus in an amount determined at the discretion of the Board for each fiscal year; provided, however, that the Executive's total cash compensation while serving as Executive Chairman of the Board (but

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for no other period hereunder) shall be no less than $500,000 for the Employment
Period (this minimum shall not apply for the period when the Executive serves as Non-Executive Chairman). It is the intention of the parties hereto that, during each calendar year during the period when the Executive shall serve as the Executive Chairman of the Board, the Company shall establish a target bonus for the Executive with respect to such year (it being understood and agreed that the target bonus shall neither be considered a floor nor a ceiling with respect to the actual amount of annual bonus that is paid to the Executive in such year). During the period when the Executive serves as Non-Executive Chairman, he shall not be eligible for any annual bonus hereunder, and shall not have established (or deemed) a target bonus unless other non-executive directors of the Company are eligible for such bonuses.

          (c) BENEFITS. During the Employment Period, the Executive will be entitled to all employee benefits and perquisites (including health, welfare, life insurance, pension and incentive plans, sick pay and other arrangements) as shall provide him with benefits that shall be not less favorable to the Executive than those he enjoyed as an employee of Virata immediately prior to the Merger, under the terms of those Virata benefit plans.

          (d) VACATION; HOLIDAYS. During the Employment Period, the Executive's holiday entitlement in each holiday year shall be unchanged from the terms which applied immediately prior to the Merger.

          (e) WITHHOLDING TAXES AND OTHER DEDUCTIONS. To the extent required by law, the Company shall withhold from any payments due to the Executive under this Agreement such taxes and such other deductions as are prescribed by law in England and Wales.

          6. EXPENSES. The Executive is expected and is authorized, subject to the business expense policies as determined by the Board, to incur reasonable expenses in the performance of his duties hereunder, including the costs of entertainment, travel, and similar business expenses. The Company shall promptly reimburse the Executive for all such expenses upon periodic presentation by the Executive of an accounting of such expenses on terms applicable to senior executives of the Company. For the avoidance of doubt, both during the Employment Period and whilst the Executive is Non-Executive Chairman, the Company agrees that it will reimburse the Executive the cost of his travel and subsistence incurred in attending board meetings in the US.

          7.    CONFIDENTIALITY; WORK PRODUCT.

          (a) INFORMATION. The Executive acknowledges that the information, observations and data obtained by the Executive concerning the business and affairs of the Company and its Affiliates and their predecessors during the course of the Executive's performance of services for, or employment with, any of the foregoing persons (whether or not compensated for such services) are the property of the Company and its Affiliates, including information concerning acquisition opportunities in or reasonably related to the business or industry of the Company or its Affiliates of which the Executive becomes aware during such period. Therefore, the Executive agrees that he will not at any time (whether during or after the Employment Period) disclose to any unauthorized person or, directly or indirectly, use for the Executive's own account, any of such information, observations, data or any Work Product (as

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 defined below) or Copyrightable Work (as defined below) without the Board's consent, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a direct or indirect result of the Executive's acts or omissions to act or the acts or omissions to act of other senior or junior management employees of the Company and its Affiliates. The Executive agrees to deliver to the Company at the termination of the Executive's employment, or at any other time the Company may request in writing (whether during or after the Employment Period), all memoranda, notes, plans, records, reports and other documents, regardless of the format or media (and copies thereof), relating to the business of the Company and its Affiliates and their predecessors (including, without limitation, all acquisition prospects, lists and contact information) which the Executive may then possess or have under the Executive's control.

          (b) INTELLECTUAL PROPERTY. The Executive acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, trade secrets, know-how, ideas, computer programs, and all similar or related information (whether or not patentable) that relate to the actual or anticipated business, research and development or existing or future products or services of the Company or its Affiliates that are conceived, developed, made or reduced to practice by the Executive while employed by the Company or any of its predecessors ("Work Product") belong to the Company and the Executive hereby assigns, and agrees to assign, all of the Executive's rights, title and interest in and to the Work Product to the Company. Any copyrightable work ("Copyrightable Work") prepared in whole or in part by the Executive in the course of the Executive's work for any of the foregoing entities shall be deemed a "work made for hire" under the copyright laws, and the Company shall own all rights therein. To the extent that it is determined, by any authority having jurisdiction, that any such Copyrightable Work is not a "work made for hire," the Executive hereby assigns and agrees to assign to Company all the Executive's rights, title and interest, including, without limitation, copyright in and to such Copyrightable Work. The Executive shall promptly disclose such Work Product and Copyrightable Work to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm the Company's ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

          (c) ENFORCEMENT. The Executive acknowledges that the restrictions contained in this Section 7 are reasonable and necessary, in view of the nature of the Company's business, in order to protect the legitimate interests of the Company, and that any violation thereof would result in irreparable injury to the Company. Therefore, the Executive agrees that in the event of a breach or threatened breach by the Executive of the provisions of this Section 7, the Company shall be entitled to obtain from any court of competent jurisdiction, preliminary or permanent injunctive relief restraining the Executive from disclosing or using any such confidential information. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including, without limitation, recovery of damages from the Executive.

          8. TERMINATION OF EMPLOYMENT. Any termination of the Employment Period by the Company or the Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 11 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination

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 provision in this Agreement relied upon, if any, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employment Period under the provision so indicated. Termination of the Employment Period shall take effect on the Date of Termination. The Employment Period shall be terminated under the following circumstances:

          (a) DEATH. The Employment Period shall terminate upon the Executive's death;

          (b)   BY THE COMPANY. The Company may terminate the Employment Period
(i) if the Executive shall have been unable to perform all of the Executive's duties hereunder by reason of illness, physical or mental disability or other similar incapacity, which inability shall continue for more than three consecutive months, or any six months in a twelve-month period (a "Disability"); or (ii) with or without Cause; provided, however, that, with respect to any termination by the Company during the first two years after the Effective Date, any purported termination by the Company of the Executive's employment hereunder for any reason shall only be effective upon the affirmative vote, in writing, of directors constituting at least seventy-five percent of the then current members of the full Board, after a duly constituted meeting of the Board held to consider such matter, with reasonable advance notice to the Executive that such Board meeting is to occur, and with an opportunity provided to the Executive to be represented at such Board meeting with counsel (and, after such period, if relevant, such termination shall be effectuated upon a simple majority vote of the Board);

          (c) BY THE EXECUTIVE. The Executive may terminate the Employment Period at any time for Good Reason or without Good Reason; or

          (d) NON-RENEWAL. The Employment Period will terminate pursuant to the terms of Section 2 by effluxion of time.

          9. COMPENSATION UPON TERMINATION. In all the cases set out below the Company will, without prejudice to any other sums payable to or on behalf of the Executive, pay to the Executive or on his behalf cash in lieu of accrued but untaken holiday pay.

          (a) DEATH. If the Employment Period terminates as a result of the Executive's death, the Company shall promptly pay to the Executive's estate, or as may be directed by the legal representatives of such estate, after the Date of Termination any accrued but unpaid Base Salary through the Date of Termination and all other unpaid amounts, if any, which the Executive has accrued and is entitled to as of the Date of Termination in connection with any fringe benefits or under any bonus or incentive compensation plan or program of the Company pursuant to Sections 5(b) and (c) hereof, and the Company shall have no further obligations to the Executive under this Agreement or otherwise (other than pursuant to any employee benefit plan and any life insurance, death in service or other equivalent policy for the benefit of the Executive).

          (b) DISABILITY. If the Company terminates the Employment Period because of the Executive's Disability, the Company shall promptly pay to the Executive after the Date of Termination any accrued but unpaid Base Salary through the Date of Termination and all other unpaid amounts, if any, which the Executive has accrued and is entitled to as of the Date of

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Termination in connection with any fringe benefits or under any bonus or incentive compensation plan or program of the Company pursuant to Sections
5(b) and (c) hereof, and the Company shall have no further obligations to the Executive under this Agreement or otherwise (other than pursuant to any employee benefit plan and any disability or other medical insurance policy for the benefit of the Executive).

         (c) BY THE COMPANY FOR CAUSE; BY THE EXECUTIVE WITHOUT GOOD REASON. If the Company terminates the Employment Period for Cause or if the Executive terminates the Employment Period without Good Reason, the Company shall promptly pay to the Executive after the Date of Termination any accrued but unpaid Base Salary through the Date of Termination and all other unpaid amounts, if any, which the Executive has accrued and is entitled to as of the Date of Termination in connection with any fringe benefits or under any bonus or incentive compensation plan or program of the Company pursuant to Sections 5(b) and
(c) hereof, and other than pursuant to employee benefit plans, the Company shall have no further obligations to the Executive under this Agreement.

          (d) BY THE COMPANY WITHOUT CAUSE; BY THE EXECUTIVE FOR GOOD REASON. If the Company terminates the Employment Period other than for Cause, Disability or death, or the Executive terminates the Employment Period for Good Reason, (i) the Company shall promptly pay to the Executive after the Date of Termination a cash lump sum equal to (A) any accrued but unpaid Base Salary through the Date of Termination and all other unpaid amounts, if any, which the Executive has accrued and is entitled to as of the Date of Termination; (B) the product of (I) 100% of the Executive's target bonus for the calendar year in which the termination of employment occurs times (II) a fraction, the numerator of which is the number of days of the then current calendar year that have elapsed prior to the Date of Termination, and the denominator of which is 365; (C) an amount equal to the product of (I) the Base Salary and (II) two; and (D) the Executive's target bonus for the calendar year in which such termination of employment occurs; (ii) the Company shall continue to provide welfare benefits pursuant to Section 5(c) to the Executive for the twelve-month period commencing on the Date of Termination (or, to the extent such benefits cannot be so provided, the Company shall make a cash payment to the Executive in an amount sufficient (on an after-tax basis) to allow the Executive to obtain comparable benefits for such period), unless and until the Executive receives any such or similar benefits while employed in any capacity by any other employer during such twelve-month period; and (iii) all unvested options to purchase Company stock and shares of restricted Company stock held by the Executive shall become fully vested and, in the case of options, fully exercisable on the date of Date of Termination, and such options shall remain exercisable for three years following the Date of Termination. Other than as set forth herein, the Company shall have no further obligations to the Executive under this Agreement or otherwise (except pursuant to employee benefit plans and as otherwise set forth in this Agreement).

          (e) LIQUIDATED DAMAGES. The parties acknowledge and agree that damages suffered by the Executive as a result of termination by the Company without Cause shall be extremely difficult or impossible to establish or prove, and agree that the payments and benefits provided pursuant to Section 9(d) shall constitute liquidated damages for any breach of this Agreement by the Company through the Date of Termination. The Executive agrees that, except for such other payments and benefits to which the Executive may be entitled as expressly provided by the terms of this Agreement or any applicable Company plan, such liquidated

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damages shall be in lieu of all other claims that the Executive may make with respect to termination of his employment, the Employment Period or any such breach of this Agreement. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and, except as specifically provided in clause (ii) of Section 9(d), such amounts shall not be reduced whether or not the Executive obtains other employment.

          10.   NONCOMPETITION AND NONSOLICITATION.

          (a) NONCOMPETITION. The Executive acknowledges that in the course of his employment with the Company and its Affiliates and their predecessors, he has and will continue to become familiar with the trade secrets of, and other confidential information concerning, the Company and its Affiliates, that the Executive's services will be of special, unique and extraordinary value to the Company and its Affiliates and that the Company's ability to accomplish its purposes and to successfully pursue its business plan and compete in the marketplace depends substantially on the skills and expertise of the Executive. Therefore, and in further consideration of the compensation being paid to the Executive hereunder, the Executive agrees that, during the Employment Period and for a period of twelve months following the cessation of the Employment Period for any reason, other than a termination of employment in which Section
9(d) hereof applies (in which case the restrictions set forth in Section 10 of this Agreement shall not apply) (the "Restricted Period"), he shall not, without the consent of the Board, which consent will not be withheld unreasonably with respect to non-operational venture capital or financing activities, directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its Affiliates, in any country where the Company or its Affiliates conducts business; provided, however, that passive investments amounting to no more than three percent of the voting equity of a business shall not be prohibited hereby.

          (b) NONSOLICITATION. During the Restricted Period, the Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Affiliate to leave the employ of the Company or such Affiliate, or in any way willfully interfere with the relationship between the Company or any Affiliate and any employee thereof; or
(ii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any Affiliate to cease doing business with the Company or such Affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Affiliate.

          (c) ENFORCEMENT. If, at the time of enforcement of this Section 10, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. If the provisions of this Section 10 shall be deemed illegal by any jurisdiction, the provisions in this Section 10 shall be deemed ineffective within such jurisdiction. Because the Executive's services are unique and because the Executive has access to confidential information, the parties hereto agree that money damages would be an inadequate remedy for any breach of any provision of this Agreement. Therefore, in the event of a breach or

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threatened breach by the Executive of any provision of this Agreement, the
Company may, in addition to other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

          11. NOTICES. All notices, demands, requests or other communications required or permitted to be given or made hereunder shall be in writing and shall be delivered, telecopied or mailed by first class registered or certified mail, postage prepaid, addressed as follows:

          (a)   If to the Company:

                GlobeSpan, Inc.
                100 Schulz Drive
                Red Bank, New Jersey 07701
                Fax: (732) 345-7556
                Attention: Chief Executive Officer

                With a copy to:

                Wachtell, Lipton, Rosen & Katz
                51 West 52nd Street
                New York, NY 10019
                Fax: (212) 403-2000
                Attention: David Silk, Esq.

          (b)   If to the Executive:

                at the address on the books and records of the Company at the time of such notice, or to such other address as may be designated by either party in a notice to the other. Each notice, demand, request or other communication that shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes three days after it is deposited in the U.S. mail, postage prepaid, or at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the answer back or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

          12. SEVERABILITY. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

          13. SURVIVAL. It is the express intention and agreement of the parties hereto that the provisions of Sections 7, 9, 10 and 11 hereof shall survive the termination of employment of the Executive. In addition, all obligations of the Company to make payments hereunder shall survive any termination of this Agreement on the terms and conditions set forth herein.



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          14.   ASSIGNMENT. The rights and obligations of the parties to this
Agreement shall not be assignable or delegable, except that (i) in the event of the Executive's death, the personal representative or legatees or distributees of the Executive's estate, as the case may be, shall have the right to receive any amount owing and unpaid to the Executive hereunder; and (ii) the rights and obligations of the Company hereunder shall be assignable and delegable in connection with any subsequent merger, consolidation, sale of all or substantially all of the assets of the Company and any similar event with respect to any successor corporation.

          15. BINDING EFFECT. Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon the parties hereto and shall inure to the benefit of the parties and their respective heirs, devisees, executors, administrators, legal representatives, successors and assigns.

          16. AMENDMENT; WAIVER. This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by the parties hereto. Neither the waiver by either of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of either of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

          17. HEADINGS. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

          18. GOVERNING LAW. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of England and Wales.

          19. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties respecting the employment of the Executive and supersedes the Current Agreement upon commencement of the Employment Period, there being no representations, warranties or commitments between the parties except as set forth herein. The Executive agrees and acknowledges that following the Effective Time, the Executive shall have no rights under the Current Agreement and shall have no claim against the Company or Virata with respect to the Current Agreement.

          20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which shall be deemed to constitute one and the same instrument.

          21. LEGAL FEES. The Company shall pay or reimburse the Executive for reasonable attorneys' fees incurred by him in connection with the negotiation of this Agreement and his commencement of employment hereunder.

          22.   DEFINITIONS.

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          "Affiliates" means any entity, as may from time to time be designated by the Board, and other entity directly or indirectly controlling or controlled by or under common control with the Company. For purposes of this definition, "control" means the power to direct the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meaning correlative to the foregoing.

          "Board" means the board of directors of the Company.

          "Cause" means (i) the Executive's indictment or conviction of a felony or a crime involving moral turpitude or the intentional commission of any other act or omission involving dishonesty or fraud that is materially injurious to the Company or any of its Affiliates; (ii) the Executive's substantial and repeated failure to perform duties of the office held by the Executive as reasonably directed by the Board, if such failure is not cured within thirty days after the Executive receives written notice thereof; (iii) gross negligence or willful misconduct in the performance of the Executive's duties which materially injures the Company or its reputation; or (iv) the Executive's willful breach of the material covenants of this Agreement.

          "Date of Termination" means (i) if the Executive's employment is terminated by the Executive's death, the date of the Executive's death; (ii) if the Executive's employment is terminated because of the Executive's Disability, thirty days after Notice of Termination, provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such thirty-day period; (iii) if the Executive's employment is terminated by the Company for Cause, the date specified in the Notice of Termination; or
(iv) if the Executive's employment is terminated during the Employment Period for any other reason, the date on which Notice of Termination is given.

          "Good Reason" means, in the absence of a written consent of the
Executive: (i) the assignment to the Executive (other than an isolated, insubstantial or inadvertent assignment not occurring in bad faith) of any duties inconsistent with, or material reduction in or material change of, the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3 of this Agreement and which is not remedied by the Company within ten days after receipt of notice thereof given by the Executive; (ii) any failure by the Company to comply with any of the provisions of Section 5 of this Agreement, other than an isolated, insubstantial or inadvertent failure not occurring in bad faith and which is remedied by the Company within ten days after receipt of notice thereof given by the Executive; (iii) the Company's requiring the Executive to be based at any office or location more than fifty miles from that identified in Section 4 hereof; (iv) the Company's delivery of a Notice of Non-Renewal to the Executive; or (v) any other reason entitling the Executive to treat himself as constructively dismissed under the laws of England and Wales.


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          IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on hereinabove written.

                                        GLOBESPAN, INC.


                                        By: /S/ ARMANDO GEDAY
                                           ------------------------------------
                                           Name:  Armando Geday
                                           Title: Chief Executive Officer


                                        CHARLES W. A. COTTON

                                        /S/ CHARLES W. A. COTTON
                                        ---------------------------------------


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